JAMES STAFFORD

James Stafford, Inc.*
Chartered Accountants
Suite 350 – 1111 Melville Street
Vancouver, British Columbia
Canada V6E 3V6
Telephone +1 604 669 0711
Facsimile +1 604 669 0754
* Incorporated professional, James Stafford, Inc.

Securities and Exchange Commission
100 Fifth Street, N.E.
Washington, D.C. 20549

22 November 2007

Subject: Form 8-K

Dear Sirs:

We have read the statements made by Nugget Resources Inc. (the “Company”) which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4 of Form 8-K as part of the Company’s Form 8-K, dated 23 November 2007. We agree with the statements concerning our firm in such Form 8-K.

Yours truly,
JAMES STAFFORD

“Bradley Stafford”
Per:
J. Bradley Stafford
Chartered Accountant